Exhibit 99.1
Double Eagle Petroleum Co. Winter 2007 Financial & Operating Update Presented by Stephen H. Hollis CEO

This presentation may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected, such as decreases in oil and gas prices and/or unexpected decreases in oil and gas production, is included in the Company's periodic reports filed with the Securities and Exchange Commission. DISCLAIMER Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation, such as "probable" reserves and "possible" reserves, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K File No. 0-6529, available from us at Computershare Investor Services, Inc. 350 Indiana St. Golden, CO 80401. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Double Eagle Petroleum Co. Rocky Mountain Natural Gas Low Risk Development & Exploration Co. NASDAQ (Global Select Market) "DBLE" Market Capitalization $200,000,000 (01/10/07) Pro forma $210,000,000 Shares Outstanding 8,639,604 Pro forma 9,139,604 49 BCFE of Proved Reserves at 12/31/05 8,247 MCFE/D (Q3 2006)

Pro Forma Capitalization Actual - September 30, 2006 Cash and equivalents $ 481 Line of credit 8,320 Stockholders' equity: Common stock, $0.10 par value per share; 50,000,000 shares authorized; 8,639,604 shares issued and outstanding; as adjusted - 9,139,604 864 Additional paid in capital 22,756 Retained earnings 8,262 Total stockholders' equity 31,882 Total capitalization $ 40,683 As adjusted - September 30, 2006 Cash and equivalents $ 3,167 Line of credit 0 Stockholders' equity: Common stock, $0.10 par value per share; 50,000,000 shares authorized; 8,639,604 shares issued and outstanding; as adjusted - 9,139,604 914 Additional paid in capital 33,762 Retained earnings 8,262 Total stockholders' equity 42,938 Total capitalization $ 46,104 Based on closing price 1/12/07, adjusted for estimated expenses of transaction, assuming under-writer over allotment is exercised

Double Eagle Petroleum Co. 2003 2004 2005 2006 Est. Leasehold 2287 297 407 Exploration 231 324 3693 9900 Development 7564 8366 9494 7500 Pipeline 5378 Capital Spending ($ 000)

Double Eagle Petroleum Co. 2004 2005 1st Nine Months 2006 Revenue 13267 20502 13133 Net Cash Flow 7435 10319 7361 Revenue and Cash Flow ($000s)

1st Nine Months - 2006 vs. 2005 Prices ($/mcfe) - 3% Volumes (mcfe/d) - 7% Cash Flow/ mcfe - 4 % G & A Expenses + 32% Volume decrease due to normal declines at Pinedale Anticline and workovers at Cow Creek that slowed production in Q1 (offset by increased production later in the year as a result of the workovers). G&A increase relates to implementation of FAS 123R, whereby employee stock options are expensed as compensation, and professional fees related largely to setup and implementation of SOX. Double Eagle Petroleum Co.

Double Eagle Finding Costs $ / MCFE 2002 2003 2004 2005 $ MCFE 1.15 1.01 0.57 0.66

Double Eagle Petroleum Co. $.50/MCFE change in price 1MMCFD increase in production @8,247 MCFE/D (Q3) @$5.49 (ave. Q3 price) $.10 EPS change $.06 EPS change (Pro forma $.095 EPS change) Pro forma $.058 EPS change) $1,324,000 cash flow change $1,366,000 cash flow change With 60% of our production sold forward: $.04 EPS change (Pro forma $.038) Does not change $530,000 cash flow change production leverage Natural Gas Leverage

6.27 6.26 6.09 6.06 5.94 5.99 6.30 6.62 5.82 Casper Denver Cow Creek Field Spot prices for 1/11/07 flow date Pinedale Anticline Christmas Meadows Double Eagle Petroleum Co.

Double Eagle Petroleum Co. DBLE Greater Green River Acreage Gross - 193,152 Net - 69,036

Double Eagle Petroleum Co. 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Proved Probable Possible Total Reserves 49 30 154 Proved Probable Possible Proved - 35% Atlantic Rim, 55% Pinedale Anticline, 10% Other Probable - 61% Pinedale Anticline, 39% Atlantic Rim Possible - 100% Atlantic Rim Reserves (BCF) as of 01/01/06 Reserves reviewed by Netherland, Sewell & Associates

Double Eagle Petroleum Co. 2002 2003 2004 2005 Prod mmcfe 1132 1425 2661 3069 New mmcfe 3331 7353 15311 15700 2005 - 512% Production Replacement 4-Year Weighted Average 503% Reserve Replacement

Deep Test by Questar Double Eagle Petroleum Co. Pinedale Anticline Downspacing to 10 acres Deep Test by Questar (no DBLE interest) 6 New Wells On Line 7 New Wells Currently Drilling 4 Additional Awaiting Permits Double Eagle Interests 0-13,000' 13,000-basement Mesa A .312% orri .312% orri (participate in 30 wells at 12/31/06) Mesa B 8.0% WI 12.5% WI (participate in 35 wells at 12/31/06) Mesa C 6.4% CWI 3.125% orri (participate in 10 wells at 12/31/06) Mesa "B" Mesa "A" Mesa "C"

Atlantic Rim Fully Developed CBM (Projected: 5 years) DBLE in 1600 gross wells 259 net wells Double Eagle Petroleum Co.

Double Eagle Petroleum Co. Cow Creek Field- Madison Structure Double Eagle Petroleum Madison Test Cow Creek Unit Deep #2 Well

South Fillmore Prospect Top Almond Subsea Contour Interval 500 Feet South Fillmore Drilled to total depth: 8,155 foot Mesaverde test, production casing set Fraced August 9 Rates as of August 21 - 900 mcf of gas, 60 bbls of oil 100% working interest in first well Six sections of leases encompassing 3,840 gross acres Farmout from Anadarko and Warren Resources on four additional sections encompassing 2560 gross acres 80 locations on 80 acre spacing, with average well cost expected to be $1.5 million to add approx. 1.5 BCF/well of reserves

Christmas Meadows Prospect Commenced drilling Sept. 9 Double Eagle owns 41,237 gross acres Double Eagle to retain 25% WI in first well, 30% APO Drill depth 15,750 to test Frontier and Dakota (13,129 at 01/08/07 with expected total depth Feb. 15)

12,000 8,000 4,000 SL -4000 -8000 -12,000 -16,000 -20,000 -24,000 M P Tw Uinta Mountain Group Frontier Hilliard Mowry, Dakota,LK North Flank Thrust Kfu Kmv Kh Frontier Mowry Dakota J Nugget Tr Phosphoria Morgan, Weber Miss Ord Cambrian Hogsback Thrust NW SE Table Top Unit #1 Location Christmas Meadows Prospect A A'

Proved, Probable and Possible Reserves Reserves Reviewed by Netherland, Sewell & Associates Oil Gas PV10% Proved 313,538 bbl 47,152,604 mcf $126,330,300 Probable 138,558 bbl 28,891,862 mcf $59,973,200 Possible 153,899,606 mcf $364,093,900 At 12/31/05 Based on oil price of $57.75 and natural gas price of $7.715

Double Eagle Petroleum Co. 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 5 Year Stock Performance vs. S&P 500

Summary Highlights Management has successfully grown the company through good times and bad. 11% of stock owned by management strongly aligning their interests with shareholders. Eastern Washakie Midstream - 13 mile pipeline connecting our Cow Creek field in the Atlantic Rim to interstate pipeline for access east, 100 MMcf/d capacity. Atlantic Rim Coal Bed Methane Projects hold low risk development drilling potential for several years. Past finding cost well below industry average of $2.47/mcf (per John S. Herold Inc.), and we believe 2007 will be more of the same. Low risk development coupled with higher risk exploration.